Exhibit 99.1

Elvictor Advances AI Transformation with Appointment of Theocharis Vasilakis as Chief Technology Officer

New CTO to oversee development of Elvictor’s AI-powered crew management ecosystem and broader digital infrastructure modernization initiative.

Highlights:

●	Strengthens executive leadership with the appointment of Theocharis Vasilakis as Chief Technology Officer.

●	Accelerating planned investments in artificial intelligence, automation, and digital infrastructure.

●	AI-enabled crew management platform development underway, with MVP targeted for Q4 2026.

ATTIKI, Greece–June 11, 2026. Elvictor Group Inc. (OTCID: ELVG) (“Elvictor” or the “Company”), a provider of maritime crew management and recruitment services, today announced the appointment of Theocharis Vasilakis as Chief Technology Officer, reinforcing the Company’s commitment to a multi-year technology transformation focused on artificial intelligence, automation, and next-generation crew management solutions.

Mr. Vasilakis joins Elvictor as the Company advances the redesign of its technology infrastructure and the development of an AI-enabled crew management ecosystem intended to improve operational efficiency, enhance scalability, and support the creation of new digital services for the maritime industry. He has experience in artificial intelligence, software engineering, and enterprise technology development. He is a co-founder of Hermetica, an AI-native intelligence platform, and has held software engineering roles with European Dynamics and OpenBet Hellas. His background includes machine learning, cloud architecture, data systems, and AI-driven application development.

The Company’s technology initiative is focused on modernizing certain crew management processes and developing automation capabilities intended to support operational workflows across its global operations. Development of the initiative commenced in February 2026, with initial platform deployment currently targeted for Q4 2026 and broader deployment anticipated in 2027. The initiative forms part of the Company’s ongoing efforts to evaluate and implement technology solutions that may support its operational and service capabilities.

Konstantinos S. Galanakis, Chief Executive Officer of Elvictor Group, Inc., commented “Mr. Vasilakis joins Elvictor at a pivotal stage in our Company’s development. The investments we are making in technology, automation, and artificial intelligence we believe will meaningfully improve the delivery and management of crew management services. His expertise in AI systems, enterprise software, and technology architecture strengthens our ability to execute on that vision and positions Elvictor for continued execution of our technology plans.”

Theocharis Vasilakis commented:

“What attracted me to Elvictor was the scale of the opportunity. The maritime industry remains underserved by modern AI-enabled solutions, and Elvictor is committed toward building a technology platform designed for the future of crewing. I look forward to helping transform that vision into products and services for customers, seafarers, and employees.”

About Elvictor Group, Inc.

Elvictor Group, Inc. (OTCID: ELVG) is a provider of maritime crew management and recruitment services that is developing an AI-enabled platform intended to enhance operational efficiency and reduce costs. The Company’s strategic focus includes AI-driven workforce solutions, M&A-driven expansion, and cost-efficient vessel ownership. For more information, visit: https://www.elvictorgroup.com, and follow us on LinkedIn.

Investor and Media Contact:

Investor Relations

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, the “forward-looking statements”). All statements other than statements of historical fact contained in this press release are forward-looking statements. Forward-looking statements are generally identified by use of words such as “anticipates,” “believes,” “continues,” “could,” “estimate,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements in this press release include, without limitation, statements regarding: the expected completion of the Company’s AI-enabled platform by the end of 2026; anticipated reductions in operating costs beginning in the third quarter of 2026 as a result of planned staff retirements; the anticipated launch of a new corporate website; the ability to scale crew management operations without a proportional increase in costs or headcount; the outcome of ongoing discussions with prospective clients in the tanker and bulk carrier segments; and the Company’s general expectations regarding its business strategy and operations.

These forward-looking statements are based on management’s current expectations and assumptions as of the date of this press release. Such expectations and assumptions involve known and unknown risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those anticipated include, but are not limited to:

●	the Company’s ability to develop and deploy its technology platform on the expected timeline and within anticipated cost parameters;

●	the Company’s ability to attract and retain clients and to convert prospective client discussions into executed contracts;

●	changes in demand for maritime crew management services and conditions in the global shipping industry;

●	the Company’s ability to recruit, train, and retain qualified personnel, including its technical team;

●	the impact of planned staff retirements on operations and service quality;

●	competitive pressures in the maritime services industry;

●	changes in laws and regulations applicable to maritime operations, crew management, or the Company’s business generally;

●	general economic and geopolitical conditions and their impact on the shipping industry; and

●	other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information, future events, or circumstances after the date of this press release, except as required by applicable securities laws.

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